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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 10, 1996

                             ATLANTIC REALTY TRUST
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             (Exact name of registrant as specified in its charter)

                                    MARYLAND
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                 (State or other jurisdiction of incorporation)

            0-27562                                      13-3849655
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    (Commission File Number)                  (IRS Employer Identification No.)

     747 Third Avenue, New York, New York                       10017
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   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code      (212) 355-1255
                                                     --------------------------

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         (Former name or former address, if changed since last report)
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Item 5.    Other Events


           On July 10, 1996, the registrant prepaid $3,500,000 of the principal balance of the promissory note, dated as of May
10, 1996, between the registrant, as maker, and Ramco-Gershenson Properties, L.P., as lender, in the original principal amount of $5,550,000.

           The registrant made the prepayment out of funds received from the prepayments of the following three morgage loans:

           (i) On June 17, 1996, 1-5 Wabash Associates, L.P. paid $1,938,500 (which amount is net of deposits previously paid and amounts held in tax escrow which, in the aggregate, totalled approximately $211,500) to the registrant in full satisfaction of all outstanding principal and interest due to the registrant in respect of its interest in the 1-5 Wabash Avenue mortgage loan. As of March 31, 1996, the Net Carrying Amount of this loan was approximately $2,200,000.

           (ii) On June 26, 1996, the registrant received the aggregate amount of $3,382,805.02 in full satisfaction of all principal and interest due to the registrant in respect of its interest in the 1733 Massachusetts Avenue mortgage loan. As of March 31, 1996, the Net Carrying Amount of this loan was $2,537,675 (which includes deferred interest accrued of $337,675).

           (iii) On July 12, 1996, 1940 Associates paid approximately $539,800 to the registrant in full satisfaction of all outstanding principal and interest due to the registrant in respect of its interests in the NCR Building mortgage loan. As of March 31, 1996, the Net Carrying Amount of this loan was approximately $238,000 (which amount is net of allowance for possible losses of $231,000).


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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  ATLANTIC REALTY TRUST
                                  (Registrant)



Date:  July 18, 1996              By:  /s/Edwin R. Frankel
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                                       Edwin R. Frankel, Executive Vice
                                       President, Chief Financial Officer and
                                       Secretary






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